Exhibit 99.3

PRI Medical Teams Up with UHS

(Recorded Presentation to UHS Employees)

Slide 1: PRI Medical Teams Up with UHS

Hi UHSers, this is Gary Blackford with a special edition of the Friday message.  We have some exciting news to share with you.  UHS will be teaming up with PRI Medical and I want to spend some time talking about this and about what the transaction means to UHS.

Slide 2: Agenda

First I want to relate how this transaction relates to our overall objectives at UHS.  Second I’ll talk about the transaction, and about PRI Medical, and I’ll also talk about our objectives in working together.  Finally I’ll have some information about the timeline and questions going forward.

Slide 3: 2011 Objectives

At the end of last year we set out our goals and objectives for 2011.  It was to create a “Greater” UHS by investing in people, process and technology, and growing our business, and expanding through new product offerings, and mergers and acquisitions.  Well today we’re announcing the merger with PRI, and we’re meeting a key objective for growing a “Greater” UHS.

Slide 4: What’s Happening

So first of all, let’s talk about what’s happening.  UHS has agreed to acquire, through a merger transaction, the parent of PRI Medical, Emergent Group Inc.  That transaction will take the form of a tender offer that will begin in early March for PRI’s publicly traded shares.  We expect that to take a period of time, and we expect the transaction will close in 45 to 90 days.

Our focus with the acquisition is growing PRI’s surgical services business.  They’re currently a regional player on the East and West Coasts, and were looking to expand their activities nationwide into UHS’ markets and our district offices.  PRI’s management team will remain with UHS, as will their teammates.  This is not a cost synergy or cost reduction transaction.  We’re looking to generate revenue synergies and revenue growth by expanding PRI’s business and expanding the opportunities that our district offices have with our existing customers.

Slide 5: About PRI Medical

Let me tell you a little bit more about PRI Medical.  It is a regional provider of surgical equipment; in particular lasers, lithotripsy and cryo surgical equipment.  This is sophisticated equipment that’s used in surgery, and the equipment is usually provided along with an OR Technician that brings the equipment to the surgical site, gets it ready for use; aids the doctor during the surgery and in the use of the equipment.  After surgery, the OR Technician cleans up, packs up, and heads out.  So clearly this is a very complementary business to what we do at UHS already.  PRI is in about 16 states so we have the opportunity to expand them to all states, and they have about 130 employees who will become UHS teammates also.

Slide 6: PRI Medical Solutions

As I noted before, they focus in several areas in the surgical suite.  They tend to be required surgeries, not elective surgeries, with laser, lithotripsy and cryo.  It also gives us the opportunity to look at other areas where we may expand to new surgical equipment.  So that’s on the board also.

Slide 7: Benefits of Working Together

So why is a combined UHS/PRI organization a good thing?  First of all it continues to allow us to expand our solutions for our customers, and gets us deeper into the surgery suite.  It also provides additional opportunities for UHS and PRI employees to take on new responsibilities and learn new areas to help our customers.  And finally, we think we have a great opportunity to grow PRI’s medical business both geographically and with current UHS customers.

Slide 8: Timeline & Important Information

Let’s review the timeline for this transaction and some important additional information.  First of all, we expect the transaction to close in 45 to 90 days.  During that time, around the first of March, there will be a tender for the shares of PRI Medical.  There are a number of other processes and procedures that we’ll have to go through, because PRI is a publicly traded company.  We have to satisfy the requirements of the SEC and PRI’s board must meet their fiduciary obligations.  This transaction is subject to a sufficient number of Emergent Group shareholders offering their shares to UHS as part of the tender offer process, along with other customary closing conditions. Until the transaction closes, in 45 to 90 days, PRI will remain a separate publicly traded company.

Slide 9: Important Information

We are filing significant and substantial disclosures with the Securities and Exchange Commission relating to this transaction, and those files are public files open to all our employees and the public in general.  So if you want more information, you can certainly find it in our SEC filings, which you can access though our website; but it’s our intention as management to keep you fully up to speed on developments as they occur.

Slide 10: Questions & Comments

It truly is an exciting time at UHS.  This transaction is clearly a step forward in our journey as a leader in providing solutions in health care.  I want to congratulate Tim Kuck and his team on bringing this great opportunity to UHS.  We’ll look forward to closing this transaction and starting to realize the opportunities and growth that it will allow at UHS.

Slide 11: Quality, Value, Service.  All of Us.  All the Time.

It’s an exciting time at UHS.  This transaction represents an important step in our journey of being a leader in solutions for health care.  I want to congratulate Tim Kuck and his team on bringing this transaction to us.  We’ll look forward to closing the PRI transaction and starting to realize the opportunities for growth that this allows for all UHSers.  For now, remember, it’s Quality, Value, Service.  All of Us.  All the Time.

PRI Medical Teams Up with UHS Gary Blackford, Chairman & CEO, Universal Hospital Services, Inc. February 7, 2011

2011 Objectives What’s Happening About PRI Medical Working Together Timeline & Important Information Questions Agenda Gary Blackford, Chairman & CEO, UHS

2011 Objectives: A Greater UHS Invest in People, Process & Technology Grow: Asset360™ / BioMed360™ Patient Care Solutions Traditional Rental & Services Expand: New Product Offerings Mergers/Acquisitions ™

What’s Happening Merger of PRI Medical with UHS Offer for shares expected to commence in early March, 2011, following a 21-day market check period Focus on growing PRI Medical’s services in existing and expanded geographies PRI Medical’s management team remaining with company

About PRI Medical Surgical Technology Solutions Provider of surgical equipment and laser technology to hospitals and surgery centers Service includes equipment, OR technician and disposables Currently operates in 16 states Over 130 employees

PRI Medical Solutions Surgical Procedures: Prostate photovaporization to treat prostate enlargement Cryosurgery for prostate cancer Lithotripsy TMR heart surgery Arthroscopy And other procedures

Benefits of Working Together Expanded solutions for our customers Opportunities for our employees PRI Medical revenue growth National, field and specialty sales strategy

Timeline & Important Information Timeline Offer for shares expected to commence in early March, 2011, following a 21-day market check period Transaction expected to close in 45 – 90 days Important Information Transaction expected to close after completion of tender offer process and is subject to customary closing conditions Until transaction closes, PRI Medical is a separate publicly-held company

Important Information and Where to Find It This presentation is not an offer to purchase or a solicitation of an offer to sell any securities of Emergent Group Inc. ("Emergent Group"). The planned tender offer by Universal Hospital Services, Inc. ("UHS") for all of the outstanding shares of the common stock of Emergent Group has not yet been commenced. Upon commencement of the tender offer, UHS will mail to Emergent Group stockholders an offer to purchase and related materials and Emergent Group will mail to Emergent Group stockholders a solicitation/recommendation statement with respect to the tender offer. UHS will file its offer to purchase with the Securities and Exchange Commission (the "SEC") on Schedule TO and Emergent Group will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. Emergent Group stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the offer. Emergent Group stockholders may obtain a free copy of these materials (when available) and other documents filed by UHS or Emergent Group with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the tender offer (when one is selected).

Quality, Value, Service. All of Us. All the Time.